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CONSENT OF QUALIFIED PERSON

I, Cesar Moreno, B.Eng., MAusIMM, a Qualified Person for purposes of subpart 1300 of Regulation S-K (“S-K 1300”), and a Nexa Resources employee, consent to the public filing of the Annual Report titled “Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934” with an effective date of December 31, 2025. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. (“Nexa Resources”, “Nexa” or the “Company”) that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the Mineral Reserves estimate performed by Nexa employees for the Cerro Lindo mine.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the Mineral Reserves for each propriety for which I am responsible.

Dated: March 26, 2026.
/s/ Cesar Moreno
Cesar Moreno, B.Eng., MAusIMM AusIMM No. 3138524

CONSENT OF QUALIFIED PERSON

I, Mateus Gomes Ribeiro, B.Eng., MAusIMM, a Qualified Person for purposes of subpart 1300 of Regulation S-K (“S-K 1300”), and a Nexa Resources employee, consent to the public filing of the Annual Report titled “Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934” with an effective date of December 31, 2025. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. (“Nexa Resources”, “Nexa” or the “Company”) that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the Mineral Reserves estimate performed by Nexa employees for: Vazante mine and Vazante Aroeira Tailings.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the Mineral Reserves for each propriety for which I am responsible.

Dated: March 26, 2026.
/s/ Mateus Gomes Ribeiro
Mateus Gomes Ribeiro, B.Eng., MAusIMM AusIMM No. 3131208

CONSENT OF QUALIFIED PERSON

I, Renzo Suarez, B.Eng., MAusIMM, a Qualified Person for purposes of subpart 1300 of Regulation S-K (“S-K 1300”), and a Nexa Resources employee, consent to the public filing of the Annual Report titled “Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934” with an effective date of December 31, 2025. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. (“Nexa Resources”, “Nexa” or the “Company”) that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the Mineral Reserves estimate performed by Nexa employees for: Cerro Pasco Complex, including the El Porvenir, Atacocha Underground and Atacocha Open Pit mines.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the Mineral Reserves for each propriety for which I am responsible.

Dated: March 26, 2026.
/s/ Renzo Suarez
Renzo Suarez, B.Eng., MAusIMM AusIMM No. 3132852

CONSENT OF QUALIFIED PERSON

I, Cristovao Teofilo dos Santos, B.Eng., FAusIMM, a Qualified Person for purposes of subpart 1300 of Regulation S-K (“S-K 1300”), and a Nexa Resources employee, consent to the public filing of the Annual Report titled “Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934” with an effective date of December 31, 2025. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. (“Nexa Resources”, “Nexa” or the “Company”) that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the Mineral Reserves estimate performed by Nexa employees for the Aripuanã mine.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the Mineral Reserves for each propriety for which I am responsible.

Dated: March 26, 2026.
/s/ Cristovao Teofilo dos Santos
Cristovao Teofilo dos Santos, B.Eng., FAusIMM AusIMM No. 312542

CONSENT OF QUALIFIED PERSON

I, José Antonio Lopes, B.Geo., FAusIMM(Geo), a Qualified Person for purposes of subpart 1300 of Regulation S-K (“S-K 1300”), and a Nexa Resources employee, consent to the public filing of the Annual Report titled “Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934” with an effective date of December 31, 2025. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. (“Nexa Resources”, “Nexa” or the “Company”) that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the Mineral Resources estimate performed by Nexa employees for: Vazante and Aripuanã mines, and Vazante Aroeira Tailings; and Bonsucesso Project.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the Mineral Resources for each propriety for which I am responsible.

Dated: March 26, 2026.
/s/ José Antonio Lopes
José Antonio Lopes, B.Geo., FAusIMM(Geo) AusIMM No. 224829

CONSENT OF QUALIFIED PERSON

I, Jerry Huaman Abalos, B.Geo., MAusIMM CP(Geo), a Qualified Person for purposes of subpart 1300 of Regulation S-K (“S-K 1300”), and a Nexa Resources employee, consent to the public filing of the Annual Report titled “Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934” with an effective date of December 31, 2025. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. (“Nexa Resources”, “Nexa” or the “Company”) that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the Mineral Resources estimate performed by Nexa employees for: Cerro Lindo, El Porvenir, Atacocha Underground, and Atacocha Open Pit mines; and for Magistral, Hilarión and Florida Canyon Projects.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the Mineral Resources for each propriety for which I am responsible.

Dated: March 26, 2026.
/s/ Jerry Huaman Abalos
Jerry Huaman Abalos, B.Geo., MAusIMM CP(Geo) AusIMM No. 337058